                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                  EBENX, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _______________________

     (2) Aggregate number of securities to which transaction applies:
         _______________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________

     (4) Proposed maximum aggregate value of transaction: _____________________

     (5) Total fee paid: ________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6) Amount Previously Paid: ________________________

     (7) Form, Schedule or Registration Statement No.:  _______________________

     (8) Filing Party:  ________________________

     (9) Date Filed:  ________________________

                                  EBENX, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                                  MAY 25, 2000

TO THE SHAREHOLDERS OF EBENX, INC.:

   Notice is hereby given that the Annual Meeting of Shareholders of eBenX, Inc., a Minnesota corporation, will be held at 9:00 A.M. on May 25, 2000, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, for the following purposes:

  1. To elect two directors to serve on the Board of Directors;

  2. To ratify and approve the August 3, 1999 amendment of the eBenX, Inc. 1993 Stock Option Plan, which increased the number of shares of Common Stock issuable pursuant to options granted under such plan to its current number of 3,900,000 shares; and

  3. To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. Alternatively, you may wish to submit your proxy via the Internet as indicated on the proxy.

                                        By Order of the Board of Directors,

                                        /s/ Scott P. Halstead

                                        Scott P. Halstead
                                        Chief Financial Officer and Secretary

Dated: April 25, 2000

                                  EBENX, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2000

   This Proxy Statement is furnished by eBenX, Inc., a Minnesota corporation ("eBenX"), in connection with the solicitation of proxies by the Board of Directors of eBenX for use at the annual meeting of shareholders of eBenX to be held on May 25, 2000, at 9:00 A.M., at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, and at any adjournment thereof.

   Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the other proposals set forth in this Proxy Statement. A shareholder that has executed and delivered the enclosed proxy or submitted a proxy via the Internet may revoke that proxy at any time before the vote is cast at the annual meeting. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 25, 2000 along with the eBenX 1999 Annual Report to Shareholders.

   The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

   All expenses in connection with the solicitation of proxies will be paid by eBenX. In addition to solicitation by mail, officers, directors and regular employees of eBenX, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, electronic mail or personal calls.

   Until approximately May 1, 2000, eBenX's principal executive offices will be located at 5500 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416-1241. After this date, eBenX's principal executive offices will be located at 605 North Hwy 169, Suite LL, Minneapolis, MN 55441-6465.

                             RECORD DATE AND VOTING

   Only shareholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the annual meeting or at any adjournment thereof. On that date, there were 16,192,687 shares of Common Stock, $.01 par value of eBenX (the "Common Stock") issued and outstanding, all of which are entitled to vote at the meeting. Each issued and outstanding share of Common Stock entitles the record holder to one vote.

   Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon at the annual meeting. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a vote against. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to determining the approval of such matters.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Amended and Restated Bylaws of eBenX provide that directors of eBenX shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class of directors will expire at the annual meeting of shareholders in 2000, the term of the second class of directors will expire at the annual meeting of shareholders in 2001 and the term of the third class of directors will expire at the annual meeting of shareholders in 2002. Directors elected at each annual meeting of shareholders will be of the same class as the directors whose terms expire at such annual meeting of shareholders, and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their successors are elected and shall qualify or until their earlier death, resignation, removal or disqualification.

   Vacancies in the Board of Directors occurring by reason of death, resignation, removal or disqualification of a director may be filled for the unexpired term by a majority of the remaining directors of the Board of Directors although less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a two-thirds vote of the directors serving at the time of such increase. Each director so elected to fill a vacancy or a newly created directorship shall hold office until such director's successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such director.

   At the annual meeting of shareholders to be held May 25, 2000, the terms of office of William J. Geary and John M. Nehra (the "Nominees") will expire. Each of the Nominees has been nominated to be elected to the Board of Directors for an additional three-year term, which term will expire at the annual meeting of shareholders in 2003. The Board of Directors recommends that the shareholders elect the Nominees as directors of eBenX for the ensuing three-year term. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the Nominees, unless otherwise directed. The Nominees have indicated a willingness to serve, but in the unlikely event that either of them is not a candidate at the meeting, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

   Information regarding the directors of eBenX is set forth below:

                                                                      Expiration
      Director                    Age     Position(s) with eBenX       of Term
      --------                    --- ------------------------------- ----------
      William J. Geary*..........  41 Director                           2000
      John M. Nehra+*............  51 Director                           2000
      Paul V. Barber *...........  38 Director                           2001
      James P. Bradley+..........  48 Director                           2001
      Daniel M. Cain+............  55 Director                           2001
      Mark W. Tierney............  51 Chairman and Director              2002
      John J. Davis..............  41 President and Chief Executive      2002
                                      Officer, Director
      Michael C. Bingham.........  37 Senior Vice President, Business    2002
                                      Development and Director

--------
*  Denotes a member of the Audit Committee.
+  Denotes a member of the Compensation Committee.

   Mr. Tierney is one of the founders of eBenX. He has been Chairman of eBenX since September 1993 and a director of eBenX since September 1993. Prior to founding eBenX, Mr. Tierney founded a joint venture company with UnitedHealth Group Incorporated which specializes in patient demand management, patient advocacy and case management services to Fortune 500 companies and served as its President and Chief Executive Officer from July 1985 to August 1993. From July 1983 to July 1985, Mr. Tierney served as Senior

Vice President of Medical Services for Allina Health System, the largest HMO in the Minneapolis-St. Paul metropolitan area. Prior to July 1983, he held management positions with CIGNA Health Plans, Inc. and Kaiser Permanente Southern California. Mr. Tierney holds a master's degree in Hospital and Health Care Administration from the University of Minnesota and today serves on their clinical faculty.

   Mr. Davis has been eBenX's President and Chief Executive Officer since April 1999 and a director of eBenX since June 1999. From 1996 to 1999, Mr. Davis served as President and Chief Executive Officer of MedManagement, L.L.C., a national and leading provider of pharmacy management and medication use services to hospitals and health systems. Prior to his work with MedManagement, L.L.C., Mr. Davis served for ten years in a number of operations and executive management positions at UnitedHealth Group Incorporated. Most recently, from 1994 to 1996, Mr. Davis served as President of Healthmarc, a UnitedHealth Group specialty company providing innovative managed care services to employers with populations who reside outside health plan service areas. Mr. Davis holds a bachelor's degree from St. John's University, Collegeville, Minnesota.

   Mr. Bingham is one of the founders of eBenX. He has been Senior Vice President, Business Development of eBenX since August 1999 and a director of eBenX since September 1993. In addition, Mr. Bingham has held leadership roles in many aspects of eBenX since its inception. Prior to founding eBenX, Mr. Bingham held various management positions at UnitedHealth Group Incorporated, McKinsey & Company and Maxicare Health Plans. Mr. Bingham holds an M.B.A. degree from the Wharton School at the University of Pennsylvania and a bachelor's degree in Economics from Claremont McKenna College.

   Mr. Barber has been a director of eBenX since June 1999. Mr. Barber is a Managing Member of JMI Associates III, LLC, the general partner of JMI Equity Fund III, L.P., a venture capital limited partnership. From 1990 to 1998, he was Managing Director and head of the software investment banking practice of Deutsche Bank Alex Brown, an investment banking firm. Mr. Barber serves on the board of directors of several privately held companies. Mr. Barber holds an M.B.A. from Harvard Business School and a bachelor's degree in Economics from Stanford University.

   Mr. Bradley has been a director of eBenX since 1997. Mr. Bradley has been Chairman and Chief Executive Officer of Abaton.com, Inc., a Web-based healthcare information company, since January 1997. From 1989 to October 1995, Mr. Bradley was Chief Information Officer of UnitedHealth Group Incorporated. From October 1995 to January 1997, Mr. Bradley was President of Health Systems Integration, Inc., a healthcare software information company. Mr. Bradley received his M.B.A. degree from Washington University, and holds an M.S. degree in Bio Statistics and Data Processing, and a bachelor's degree in Genetics and Statistics from the University of Illinois.

   Mr. Cain has been a director of eBenX since May 1999. Mr. Cain is President and Chief Executive Officer of Cain Brothers, LLC, a healthcare investment bank which has served the financial and capital needs of the health and medical industry since 1982, and a Manager of CB Health Ventures, L.L.C. Mr. Cain is a director of Nvest Funds, a family of mutual funds, and Universal Health Realty Income Trust, a healthcare REIT. Mr. Cain is a trustee of the Norman Rockwell Museum, Sharon Hospital, the National Committee for Quality Health Care, and is on the Board of Overseers of Columbia Business School. Mr. Cain holds an M.B.A. degree from Columbia University and a bachelor's degree in American Civilization from Brown University.

   Mr. Geary has been a director of eBenX since June 1998. Mr. Geary has been a Principal of North Bridge Venture Partners, L.P. since its inception in March 1994 and a General Partner of North Bridge Venture Partners II, L.P., North Bridge Venture Partners III, L.P. and North Bridge Venture Partners IV, L.P. since their inceptions in September 1996, August 1998 and October 1999, respectively. Mr. Geary also is a director of several private technology companies. Mr. Geary holds a bachelor's degree from Boston College and is a C.P.A.

   Mr. Nehra has been a director of eBenX since 1996. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership, a venture capital limited partnership. Since December

1993, Mr. Nehra has also been a general partner of New Enterprise Associates VI, VII, VIII, and IX Limited Partnerships, venture capital limited partnerships. Mr. Nehra has served as Chairman of the Board of Directors of Celeris Corporation, a biomedical contract research service company since July 1997 and as a director of Celeris since November 1992. Mr. Nehra also has served as Chairman of the Board of Iridex Corporation, a medical device company, since 1994, and as a director since 1989. Mr. Nehra is also a director of several privately held companies. Mr. Nehra holds a bachelor's degree from the University of Michigan.

The Board of Directors recommends a vote FOR Messrs. Geary and Nehra.

           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

   During the fiscal year ended December 31, 1999, the Board of Directors met five times. All of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served, except for Mr. Cain, who attended two of the three Board meetings held during the period in which he served as Director. The Board of Directors and its committees also acted from time to time by written consent in lieu of meetings.

   The Board of Directors of eBenX has standing audit and compensation committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

   The audit committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to eBenX's accounts, records, controls and financial reporting. During fiscal 1999, the audit committee held one meeting.

   The compensation committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans, fringe benefits and retirement benefits for all employees. During fiscal 1999, the compensation committee held one meeting.

                              EXECUTIVE OFFICERS

   Name                     Age Position
   ----                     --- --------
   Mark W. Tierney.........  51 Chairman and Director
   John J. Davis...........  41 President and Chief Executive Officer, Director
   Michael C. Bingham......  37 Senior Vice President, Business Development and Director
   Scott P. Halstead.......  36 Chief Financial Officer and Secretary

   See the biographical information on Messrs. Tierney, Davis and Bingham under "Election of Directors."

   Mr. Halstead has been Chief Financial Officer of eBenX since February 1997. Prior to joining eBenX, he spent six years with The Dun & Bradstreet Corporation in various financial management positions in North America, Europe and Asia. Most recently he was Chief Financial Officer of an operating division of The Dun & Bradstreet Corporation. Mr. Halstead holds an M.B.A. degree from the Wharton School at the University of Pennsylvania and a bachelor's degree in Industrial Engineering from Northwestern University.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent of eBenX's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish eBenX with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to eBenX and written representations from the executive officers, directors and holders of ten percent or more of eBenX's Common Stock, eBenX believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were satisfied except for a late Form 3 filing by ten percent shareholder North Bridge Venture Partners, L.P.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

                                                     Annual        Long Term
                                                  Compensation    Compensation
                                                ----------------  ------------
                                                                     Shares
                                         Fiscal                    Underlying
Name and Principal Position               Year   Salary   Bonus     Options
---------------------------              ------ -------- -------  ------------
Mark W. Tierney.........................  1999  $177,333 $88,667    150,000
  Chairman and Director                   1998  $152,000 $45,600     31,200
John J. Davis...........................  1999  $126,650 $87,500    595,308
  President, Chief Executive Officer and
   Director
Michael C. Bingham......................  1999  $122,181 $61,091*    30,000
  Senior Vice President, Business
   Development and Director               1998  $104,000 $31,200     23,400
Scott P. Halstead.......................  1999  $126,667 $63,334     60,000
  Chief Financial Officer and Secretary   1998  $120,000 $36,000     11,700

--------
*  Represents commission earned in 1999.

 . The aggregate amount of perquisites and other personal benefits, securities or property received by each named executive officer was less than either $50,000 or 10% of the total annual salary and bonus reported for each respective named executive officer.

 .  John Davis became President and Chief Executive Officer in April 1999.
   During the fiscal year ended December 31, 1998, Mark Tierney was Chairman and Chief Executive Officer. Michael Bingham has been Senior Vice President, Business Development since August 1999. During the fiscal year ended December 31, 1998, Mr. Bingham was President.

                                 Stock Options

   The following table provides information concerning the stock option grants made to each of the named executive officers of eBenX during the fiscal year ended December 31, 1999.

                          Option Grants in Fiscal 1999

                                                                                   Potential
                                                                               Realizable Value
                                                                               at Assumed Annual
                                                                                Rates of Stock
                                                                                     Price
                                                                               Appreciation for
                                           Individual Grants                    Option Term(1)
                         ----------------------------------------------------- -----------------
                         Number of   % of Total            Market
                         Securities   Options    Exercise Price Per
                         Underlying  Granted to   Price   Share at
                          Options   Employees in   Per     Date of  Expiration
Name                      Granted   Fiscal 1999   Share     Grant      Date       5%      10%
----                     ---------- ------------ -------- --------- ---------- -------- --------
Mark W. Tierney.........  150,000       6.43%      $.83     $ .75   4/22/2004  $ 58,751 $167,296
John J. Davis...........  595,308      25.50%      $.75     $ .75   4/12/2009  $280,790 $711,576
Michael C. Bingham......   30,000       1.29%      $.83     $6.50   8/01/2004  $292,734 $480,880
Scott P. Halstead.......   60,000       2.57%      $.75     $ .75   6/01/2009  $ 28,300 $ 71,718

--------
 . The above options have five and ten year terms from the grant date, and vest and become exercisable as follows: Mr. Tierney: options for 45,000 shares on 4/22/1999 and 4/22/2000, and 60,000 on 4/22/01; Mr. Davis: options for
   148,827 shares on 4/12/1999, 89,295 shares on 4/12/00, 4/12/02, and 4/12/04 and 89,298 shares on 4/12/01 and 4/12/03; Mr. Bingham: options for 6,000 shares on 8/01/2000, 8/01/2001, 8/01/2002, 8/01/2003, and 8/01/2004; and Mr.
   Halstead: options for 12,000 on 6/01/1999, 6/01/2000, 6/01/2001, 6/01/2002,
   and 6/01/2003.

 . The data presented in the Percentage of Total Options Granted to Employees in Fiscal 1999 column is based on an aggregate of 2,334,583 shares of common stock subject to options granted to employees of eBenX during fiscal 1999.

(1) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent eBenX's estimate or projection of future Common Stock prices.

   The following table provides information concerning the exercise of options to purchase common stock by our named executive officers during fiscal 1999, and the number and value of unexercised stock options held by these executive officers as of December 31, 1999.

                   Aggregated Option Exercises in Fiscal 1999
                       and Fiscal Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                               Options at Fiscal Year-    In-the-Money Options
                           Shares                        end               at Fiscal Year-End
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Mark W. Tierney.........      --         --      76,200      105,000    $3,390,900   $ 4,672,500
John J. Davis...........      --         --     148,827      446,481    $6,622,802   $19,868,405
Michael C. Bingham......      --         --      23,400       30,000    $1,041,300   $ 1,335,000
Scott P. Halstead.......   24,750    $14,850     45,450       91,500    $2,025,788   $ 4,078,275

--------
 . The value of unexercised in-the-money options is based on a value of $45.25, the closing price per share of the Common Stock on the Nasdaq National
   Market as of December 31, 1999, less the applicable per share exercise price multiplied by the number of shares issuable upon exercise of the option.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

   eBenX's executive compensation program is administered by the Committee. The Committee, which is composed of three independent directors, establishes and administers eBenX's executive compensation policies and plans and administers eBenX's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation, including outside survey data.

   Compensation Philosophy

   eBenX's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of eBenX's shareholders. The compensation policies are designed to achieve the following objectives:

  . Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

  . Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of eBenX and the creation of shareholder value.

  . Further eBenX's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

   Compensation Program

   eBenX's executive compensation program has three major integrated components, base salary, annual bonus awards, and long term incentives.

   Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of e-commerce companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of eBenX. Overall, eBenX believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these e-commerce companies.

   Annual Bonus. Executive officers of eBenX are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of eBenX and the management team.

   Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. eBenX provides long-term incentives through its 1993 Stock Option Plan and 1999 Stock Incentive Plan, the purpose of each of which is to create a direct link between executive compensation and increases in shareholder value. Stock options granted under the 1993 Stock Option Plan and 1999 Stock Incentive Plan are granted with exercise prices equal to or greater than fair market value and vest in installments, generally over four to five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting eBenX's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of eBenX's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

   Chief Executive Officer Compensation

   Mr. Davis' base salary, annual bonus award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Davis' 1999 annual base salary was $175,000 subject to annual review and increase by the Board of Directors of eBenX. Mr. Davis was paid a cash bonus of $87,500 for the fiscal year ending December 31, 1999. Mr. Davis' incentive compensation considers eBenX's 1999 financial performance against company objectives and the successful completion of eBenX's initial public offering. Mr. Davis' options are subject to a 5-year accelerated vesting schedule. Mr. Davis' employment agreement provides for a payment of one year's base salary and an immediate vesting of 50% of any remaining unvested stock options in the event of termination of employment other than for cause. If, however, the termination of employment occurs within two years of a change in control, the employment agreement provides for severance pay of one year's base salary and an immediate vesting of 100% of any remaining unvested stock options.

   Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to eBenX's 1993 Stock Option Plan and 1999 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of eBenX or its shareholders.

                                          THE COMPENSATION COMMITTEE
                                          John M. Nehra
                                          James P. Bradley
                                          Daniel M. Cain

                           COMPENSATION OF DIRECTORS

   eBenX currently does not pay any compensation to directors for serving in that capacity. eBenX reimburses directors for out-of-pocket expenses incurred in attending Board meetings. The Board of Directors has the discretion to grant options to non-employee directors pursuant to the eBenX, Inc. 1999 Stock Incentive Plan. On December 10, 1999, eBenX granted options for an aggregate of 65,000 shares to its non-employee directors at an exercise price equal to $20.00, the fair market value of the Common Stock on that day.

   Directors who are also employees of eBenX do not receive any additional compensation for serving on the Board of Directors.

Employment Agreements

   eBenX entered into employment agreements with Mark Tierney, John Davis and Scott Halstead in April 1999 that govern their employment with eBenX. The agreements set forth their compensation levels and eligibility for salary increases, bonuses, benefits and option grants under eBenX's stock option plans. The initial employment term is five years. During the term of each of their employment agreements, either party may terminate the agreement by providing at least 30 days' written notice to the other party.

   Mr. Tierney's employment agreement provides for payment of base salary for one year and an immediate vesting of 100% of any remaining unvested stock options in the event of termination of employment by mutual agreement or due to Mr. Tierney's death or disability. Also, if eBenX terminates his employment other than for cause, other than as set forth in the preceding sentence, or Mr. Tierney terminates his employment agreement because of a material reduction in his duties or compensation or because eBenX requires him to relocate, then the agreement provides for payment of base salary for two years and an immediate vesting of 100% of any remaining unvested stock options. If a change in control occurs prior to April 22, 2001, his employment agreement provides for an immediate vesting of 100% of any remaining unvested stock options.

   Mr. Davis' employment agreement provides for payment of base salary for one year and an immediate vesting of 50% of any remaining unvested stock options in the event of termination of employment by eBenX other than for cause, and payment of base salary for two years and an immediate vesting of 50% of any remaining unvested stock options in the event that Mr. Davis terminates his employment because of a material reduction in his duties or compensation or because eBenX requires him to relocate. If, however, any such termination occurs within two years after a change of control of the company, his employment agreement provides for payment of base salary for one year and an immediate vesting of 100% of any remaining unvested stock options.

   Mr. Halstead's employment agreement provides for a payment of base salary for six months and an immediate vesting of 50% of any remaining unvested stock options in the event of termination of employment by eBenX other than for cause or in the event that Mr. Halstead terminates his employment because of a material reduction in his duties or compensation or because eBenX requires him to relocate. If, however, any such termination occurs within one year after a change of control of the company, his employment agreement provides for payment of base salary for six months and an immediate vesting of 100% of any remaining unvested stock options.

Comparative Stock Performance

   The graph below compares the cumulative total shareholder return on eBenX Common Stock since trading in the Common Stock began on the Nasdaq Stock Market on December 10, 1999, with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Chase H&Q Technology Index over the same period (assuming the investment of $100 in each on December 10, 1999 and the reinvestment of all dividends).

                           [LINE GRAPH APPEARS HERE]

                                                    Cumulative Total Return
                                                    -------------------------
                                                       12/10/99     12/31/99
EBENX, INC.                                             100.00       226.25
NASDAQ STOCK MARKET (U.S.)                              100.00       112.98
CHASE H & Q TECHNOLOGY                                  100.00       113.66

                              CERTAIN TRANSACTIONS

   On May 3, 1999, eBenX sold a total of 563,525 shares of Series C Preferred Stock at a purchase price of $9.76 per share, including:

  .  307,377 shares to CB Healthcare Fund, L.P.;

  .  102,459 shares to North Bridge Venture Partners, L.P.; and

  .  102,459 shares to New Enterprise Associates VI, Limited Partnership.

   On June 9, 1999, eBenX sold a total of 512,295 shares of Series C Preferred Stock at a purchase price of $9.76 per shares as follows:

  .  102,459 shares to CB Healthcare Fund, L.P.;

  .  364,754 shares to JMI Equity Fund III, L.P.; and

  .  45,082 shares to JMI Equity Side Fund, L.P.

   The share issuances discussed above do not reflect the three-for-one stock split effective immediately prior to eBenX's initial public offering.

   William J. Geary, who is a director of eBenX, is a principal of North Bridge Venture Management, L.P. North Bridge Venture Management is a general partner of North Bridge Venture Partners, L.P.

   John M. Nehra, who is a director of eBenX, is a general partner of NEA Partners VI, Limited Partnership. NEA Partners VI, Limited Partnership is the general partner of New Enterprise Associates VI, Limited Partnership.

   Daniel M. Cain, who is a director of eBenX, is a manager of CB Health Ventures, L.L.C. CB Health Ventures, L.L.C. is the general partner of CB Healthcare Fund, L.P.

   Paul V. Barber, who is a director of eBenX, is a managing member of JMI Associates III, LLC. JMI Associates III, LLC, is the general partner of JMI Equity Fund III, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P. Mr. Barber has no beneficial ownership interest in JMI Equity Side Fund, L.P.

   eBenX believes that the shares issued in the transactions described above were sold at the then fair market value of the shares and that the terms of these transactions were no less favorable than eBenX could have obtained from unaffiliated third parties.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Bradley, Cain and Nehra currently serve on the Compensation Committee. None of these individuals has at any time been an officer or employee of eBenX. Prior to formation of the Compensation Committee, all decisions regarding executive compensation were made by the full Board of Directors. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

   On May 3, 1999, eBenX sold a total of 563,525 shares of Series C Preferred Stock at a purchase price of $9.76 per share, including 307,377 shares to CB Healthcare Fund, L.P. and 102,459 shares to New Enterprise Associates VI, Limited Partnership. On June 9, 1999, eBenX sold a total of 512,295 shares of Series C Preferred Stock at a purchase price of $9.76 per share, including 102,459 shares to CB Healthcare Fund, L.P. These share issuances do not reflect the three-for-one stock split effective immediately prior to eBenX's initial public offering.

   Mr. Nehra is a general partner of NEA Partners VI, Limited Partnership, which is the general partner of New Enterprise Associates VI, Limited Partnership. Mr. Cain is a Manager of CB Health Ventures, L.L.C. which is the general partner of CB Healthcare Fund, L.P. eBenX believes that the shares issued in the transactions described above were sold at the then fair market value of the shares and that the terms of these transactions were no less favorable than eBenX could have obtained from unaffiliated third parties.

                             PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information with respect to beneficial ownership of eBenX Common Stock as of March 1, 2000 by: (i) each director of eBenX, (ii) each executive officer of eBenX named in the Summary Compensation Table, (iii) all directors and executive officers of eBenX as a group, and (iv) each person or entity known by eBenX to own beneficially more than five percent of the outstanding eBenX Common Stock as of March 1, 2000. The business address each of Messrs. Tierney, Davis, Bingham and Halstead is the address of the principal executive offices of eBenX.

                            Beneficial Ownership(1)
   -------------------------------------------------------------------------
   Name                                                     Shares   Percent
   ----                                                    --------- -------
   North Bridge Venture Partners, L.P. ................... 2,054,949  12.8%
     950 Winter Street, Suite 4600
     Waltham, MA 02451
   New Enterprise Associates VI, Limited Partnership...... 1,581,267   9.8%
     1119 St. Paul Street
     Baltimore, MD 21202
   Entities associated with JMI Equity Fund III, L.P.
    (2)................................................... 1,229,508   7.6%
     12680 High Bluff Drive
     San Diego, CA 92130
   CB Healthcare Fund, L.P. .............................. 1,229,508   7.6%
     452 Fifth Avenue, 25th Floor
     New York, NY
   Mark W. Tierney (3).................................... 1,965,630  12.1%
   John J. Davis (4)......................................   238,123   1.5%
   Michael C. Bingham (5)................................. 1,227,105   7.6%
   Scott P. Halstead (6)..................................    89,950     *
   Paul V. Barber (7)..................................... 1,094,262   6.8%
     12680 High Bluff Drive
     San Diego, CA 92130
   James P. Bradley (8)...................................    31,356     *
     8009 34th Ave S, Suite 600
     Bloomington, MN 55425
   Daniel M. Cain (9)..................................... 1,229,508   7.6%
     452 Fifth Ave, 25th Floor
     New York, NY
   William J. Geary (10).................................. 2,054,949  12.8%
     950 Winter Street, Suite 4600
     Waltham, MA 02451
   John M. Nehra (11)..................................... 1,581,267   9.8%
     1119 St. Paul Street
     Baltimore, MD 21202
   All directors and executive officers as a group (9
    persons) (12)......................................... 9,512,150  57.2%

--------
* Represents beneficial ownership of less than 1% of the outstanding shares of the common stock.
(1) Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2000 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 1,094,262 shares held by JMI Equity fund III, L.P. and 135,246 shares held by JMI Equity Side Fund, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P.
(3) Includes 121,200 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2000 and 44,430 shares issuable upon exercise of immediately exercisable warrants.
(4) Includes 238,123 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2000.
(5) Includes 23,400 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2000 and 3,705 shares issuable upon exercise of immediately exercisable warrants.
(6) Includes 64,200 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2000.
(7) Includes 1,094,262 shares held by JMI Equity Fund III, L.P. Mr. Barber, a director of eBenX, is a Managing Member of JMI Associates III, LLC, which is the general partner of JMI Equity Fund III, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P. Mr. Barber disclaims beneficial ownership of shares held by JMI Equity Fund III, L.P. Mr. Barber has no beneficial ownership interest in JMI Equity Side Fund, L.P.
(8) Includes 31,356 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2000.
(9) Includes 1,229,508 shares held by CB Heathcare Fund, L.P. Mr. Cain, a director of eBenX, is a Manager of CB Health Ventures, L.L.C., which is the general partner of CB Healthcare Fund, L.P. Mr. Cain disclaims beneficial ownership of shares held by CB Healthcare Fund, L.P.
(10)  Includes 2,054,949 shares held by North Bridge Venture Partners, L.P.
      Mr. Geary, a director of eBenX, is a principal of North Bridge Venture Management, L.P., which is a general partner of North Bridge Venture Partners, L.P. Mr. Geary disclaims beneficial ownership of shares held by North Bridge Venture Partners, L.P.
(11) Includes 1,581,267 shares held by New Enterprise Associates VI, Limited Partnership. Mr. Nehra, a director of eBenX, is a general partner of NEA Partners VI, Limited Partnership, which is the general partner of New Enterprise Associates VI, Limited Partnership. Mr. Nehra disclaims beneficial ownership of shares held by New Enterprise Associates VI.
(12) Includes 478,279 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2000 and 48,135 shares issuable upon exercise of immediately exercisable warrants. Includes 1,094,262 shares held by JMI Equity Fund III, L.P., 1,229,508 shares held by CB Healthcare Fund, L.P., 2,054,949 shares held by North Bridge Venture Partners, L.P. and 1,581,267 shares held by New Enterprise Associates
      VI, Limited Partnership.

                                  PROPOSAL TWO

           TO RATIFY AND APPROVE THE AUGUST 3, 1999 AMENDMENT OF THE
  EBENX, INC. 1993 STOCK OPTION PLAN, WHICH INCREASED THE NUMBER OF SHARES OF
       COMMON STOCK ISSUABLE PURSUANT TO OPTIONS GRANTED UNDER SUCH PLAN
                       TO ITS CURRENT NUMBER OF 3,900,000

   On August 3, 1999, the Board of Directors approved an amendment to the eBenX, Inc. 1993 Stock Option Plan (the "Plan") increasing the number of shares of eBenX Common Stock which may be issued under options granted pursuant to the Plan from 1,050,000 shares of Common Stock of eBenX to 1,300,000 shares of Common Stock of eBenX (or 3,900,000 shares after accounting for eBenX's 3-for-1 stock split effected on December 8, 1999). As of December 31, 1999, only 35,862 of the 3,900,000 shares of Common Stock remained available for additional grants of options under the Plan.

   The Plan permits the grant of stock options, including options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). In order to qualify as incentive stock options under Section 422 of the Code, options must be granted pursuant to a plan which specifies the aggregate number of shares that may be issued pursuant to options granted under the plan, and the shareholders must approve that plan. In order to ensure incentive stock option treatment, the shareholders must also approve any amendment to a plan increasing the number of shares which may be issued pursuant to exercise of options.

   If the shareholders of eBenX do not approve and ratify the amendment of the Plan to increase the number of shares that may be issued under the Plan, these additional options will not qualify for treatment as incentive stock options.

   Generally, an employee who receives an option which qualifies as an incentive stock option and who satisfies the holding period and other requirements set forth in Section 422 of the Code would be taxable at capital gains rates upon disposition of the stock acquired by exercise of the option on the difference between the exercise price and the amount realized upon disposition. In that case, eBenX would not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option. However, if the option does not qualify for treatment as an incentive stock option, this special tax treatment is not available. In that case, the employee would generally be taxed at ordinary income rates at the time of exercise on the difference between the exercise price and the value of the stock received. eBenX would receive a corresponding tax deduction at that time.

   eBenX believes that the incentives provided by the Plan, including the special tax treatment available to employees for incentive stock options, are an important element in attracting and retaining highly skilled and qualified employees in a competitive employment market. Shareholder approval and ratification of the amendment to the Plan increasing the number of shares available under the Plan to its present level is necessary to ensure the availability of incentive stock option treatment for these additional options.

   A description of the Plan is set forth below.

The 1993 Stock Option Plan

   The Plan was approved by the Board of Directors and the shareholders of eBenX in 1994. The purposes of the Plan are to aid eBenX in attracting and retaining the best available personnel for positions of substantial responsibility, to provide employees and consultants additional incentive and to promote the success of eBenX.

   Any employee or consultant, including employee officers and directors, of eBenX or any parent or subsidiary is eligible to receive options under the Plan, and there are approximately 300 employees and consultants, including employee officers and directors, eligible. The term of each option granted under the Plan shall be the term as stated in the applicable option agreement, provided that all options shall have a term of no more than ten years from the date of grant (or, in the case of an incentive stock option, no more than five years if the option holder owns stock representing more than 10% of the voting power of all classes of stock of eBenX or of any parent or subsidiary at the date of grant). If any granted options expire or become unexercisable for any reason, the shares of Common Stock will become available for future options under the Plan.

   With respect to option grants to employee officers or directors, the Plan may be administered by either the Board or a committee designated by the Board in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither directors nor officers. With respect to option grants to employees or consultants who are neither directors nor officers of eBenX, the Plan may be administered by either the Board or a committee designated by the Board (which shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans). The members of the committee are appointed from time to time by the Board, serve for an indefinite period, and may be removed by the Board at any time. The administrator has, subject to the Plan and, with respect to the committee, the specific duties delegated to the committee by the Board, the authority to determine the fair market value of the Common Stock in accordance with Section 2(k) of the Plan; select the individuals to whom options are granted; determine whether and to what extent options are granted; determine the number of shares of Common Stock to be covered by each option; approve forms of agreement for use under the Plan; determine the terms and conditions of any options; determine under what circumstances cash may be offered instead of Common Stock to settle an option; and reduce the exercise price of an option to the current fair market value of the Common Stock (if its fair market value has declined since the date of the grant of the option). All decisions, determinations and interpretations of the administrator will be final and binding on all option holders.

   The committee appointed by the Board to act as an administrator under the Plan is currently the Compensation Committee which is comprised of John M. Nehra, Daniel M. Cain and James P. Bradley. Mr. Nehra is a general partner of NEA Partners VI, Limited Partnership which is the general partner of New Enterprise Associates VI, Limited Partnership. New Enterprise Associates VI, Limited Partnership is a holder of greater than five percent of the outstanding Common Stock of eBenX. Mr. Cain is a manager of CB Health Ventures, L.L.C. which is the general partner of CB Healthcare Fund, L.P. CB Healthcare Fund, L.P. is a holder of greater than five percent of the outstanding Common Stock of eBenX.

   The Plan permits the grant of stock options, including options intended to qualify as incentive stock options under Section 422 of the Code and stock options that do not meet the requirements of Section 422 of the Code (a "nonstatutory stock option"). However, only employees are eligible to receive incentive stock options.

   The option exercise price is determined by the Board. However, in the case of an incentive stock option, the option exercise price must be not less than the fair market value of the stock on the date of grant (or 110% of the fair market value of the stock subject to the option in the case of options granted to employees who own more than 10% of the voting power of all classes of stock of eBenX). In the case of a nonstatutory stock option, the exercise price shall be determined by the administrator.

   The fair market value of Common Stock shall be determined as follows:

  (1) If the Common Stock is listed on any established stock exchange or a national market system (including the national market system of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System), its fair market value shall be the closing sales price for the stock (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or such other source as the administrator deems reliable;

  (2) If the Common Stock is quoted on the Nasdaq System (but not on the national market system thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the Common Stock; or

  (3) In the absence of an established market for the Common Stock, the fair market value shall be determined in good faith by the administrator.

   Options granted under the Plan shall be exercisable at such times and under such conditions as determined by the Board and in accordance with the Plan. An option is deemed exercised when written notice of such exercise has been given to eBenX in accordance with the terms of the option and when full payment for the shares has been received by eBenX. There shall be no right to vote or receive dividends until the stock certificate evidencing exercised shares is issued. Except as otherwise provided by the Board with respect to incentive stock options, the Plan provides that option holders may exercise the option by tendering cash, check, promissory note, other Common Stock (which shares, when acquired upon exercise of an option, have been owned for more than six months and have a fair market value on the date of surrender equal to the exercise price of the option being exercised), retention by eBenX of a portion of the Common Stock subject to the option (provided that the fair market value of that portion equals the exercise price and the Board authorizes the exchange), delivery of a properly executed notice together with other documentation as the committee and the broker, if applicable, shall require to effect an exercise of the option along with delivery to eBenX of the sale or loan proceeds equal to the exercise price, any combination of the previous items in this list or other consideration to the extent permitted under the law.

   In the event of termination of an option holder's employment or consulting relationship, the option holder shall have thirty days (or a different period as determined by the Board, but not longer than three months for an incentive stock option) to exercise options. If the termination is as a result of a total and permanent disability, the option holder shall have twelve months to exercise the option (but in no event later than the expiration date of the option as set forth in the option agreement). In the event of death of an option holder, the option may be exercised at any time within twelve months following the date of death by the optionholder's estate or by a person who acquired the right to exercise the option by bequest or inheritance (but in no event later than the expiration date of the option as set forth in the option agreement). Options granted to persons that are subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and contain additional conditions or restrictions to qualify the options for the maximum exemption from Section 16.

   Recipients of options granted under the Plan may not sell, pledge, assign, hypothecate, transfer or dispose the option in any manner otherwise than by will or by the laws of descent and distribution. While the holder of the option is alive, only he or she can exercise the option.

   Each option shall be designated in a written option agreement as either an incentive stock option or a nonstatutory stock option. Notwithstanding such designation, to the extent that the aggregate fair market value of the shares designated as incentive stock options are exercisable for the first time by any holder during any calendar year (under all plans of eBenX, parent of eBenX or subsidiary of eBenX) exceeds $100,000, such excess options shall be treated as nonstatutory stock options.

   Subject to any required action by shareholders, the number of shares of Common Stock covered by each outstanding option and the number of shares of Common Stock which have been authorized for issuance under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a reverse stock split, a stock dividend, a combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock that is unaccompanied with the receipt of consideration by eBenX (provided that conversion of convertible securities shall not be considered issued shares without receipt of consideration). These adjustments shall be made by the Board whose determination shall be final, binding and conclusive.

   In the event of either a proposed dissolution or liquidation of eBenX, the option holder shall be notified fifteen days in advance of the dissolution or liquidation. The option will terminate immediately prior to the proposed dissolution or liquidation of eBenX. In the event of a merger of eBenX or the sale of all or substantially all of eBenX's assets, the option shall be assumed by the successor company or substituted with an equivalent option in the successor company as provided in the Plan. In lieu of such assumption or substitution, the Board shall provide, with a fifteen day notice, the right for the option holder to exercise all options (including options which would not otherwise be exercisable).

   The Board may at any time amend, alter, suspend or discontinue the Plan provided that no such amendment, alteration, suspension or discontinuance shall impair the rights of an option holder without his or her consent. In addition, eBenX shall obtain the approval of the shareholders to amendments of the Plan to the extent necessary to comply with Rule 16b-3 or Section 422 of the Code or any other applicable law or regulation (including the rules and regulations of the Nasdaq National Market (or other applicable exchange)).

   The issuance and delivery of shares shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for eBenX with respect to such compliance.

   The Board of Directors adopted the amendment to the Plan in order to allow eBenX to continue to provide a convenient and advantageous way for all employees of eBenX to make systematic purchases of eBenX's Common Stock and therefore to develop a stronger incentive to work for the continued success of eBenX. The amendment to the Plan is being submitted to the shareholders for ratification and approval in order to provide advantageous tax benefit to employees of eBenX who have or will receive options under the Plan.

   The Board of Directors recommends a vote FOR the proposal to ratify and approve the August 3, 1999 amendment of the eBenX, Inc. 1993 Stock Option Plan, which increased the number of shares of Common Stock issuable pursuant to options granted under such plan to its current number of 3,900,000.

          INFORMATION REGARDING EBENX'S INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP ("Ernst & Young") has been appointed as eBenX's independent auditors for the year ending December 31, 2000. Ernst & Young has no relationship with eBenX other than that arising from its employment as independent auditors. Representatives of Ernst & Young will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

   Pursuant to eBenX's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must be a shareholder of record at the time of giving of notice, be entitled to vote at the meeting and give written notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner provided for in the Bylaws. The shareholder must give written notice to the Secretary of the corporation so as to be received at eBenX's principal executive offices at 605 North Hwy 169, Suite LL, Minneapolis, MN 55441-6465 at least 120 days before the date that is one year after the date of eBenX's proxy statement for the prior year's regular meeting. The notice must set forth the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, a brief description of the business desired to be brought before the regular meeting and the reasons for conducting the business and any material interest in the business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is being made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure. Each such notice should be sent to the Secretary and any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                               ADDITIONAL MATTERS

   The Board of Directors of eBenX does not presently know of any matters to be presented for consideration at the annual meeting of shareholders other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement. The proxy confers discretionary authority to vote only with respect to matters that the Board of Directors of eBenX did not know, prior to April 25, 2000, were to be presented at the Annual Meeting of Shareholders.

                                     By Order of the Board of Directors,

                                     /s/ Scott P. Halstead
                                     Scott P. Halstead
                                     Chief Financial Officer and Secretary

Dated: April 25, 2000
                                  eBenX, Inc.

                                     PROXY

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Scott P. Halstead and Susan Busch and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of eBenX, Inc. ("eBenX") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBenX to be held at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402, on Thursday, May 25, 2000, at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

THIS PROXY MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY TO EBENX IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                          Please mark your votes as          [X]
                                          indicated in this example

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS LISTED.

1. Election of Directors:


Nominees: 01 William J. Geary and 02 John M. Nehra

                                             WITHHOLD
                  FOR                        FOR ALL
                  [_]                          [_]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Approval of an amendment which increased the number of shares of Common Stock authorized for issuance pursuant to the eBenX, Inc. 1993 Stock Option Plan.

                  FOR               AGAINST             ABSTAIN
                  [_]                 [_]                 [_]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of shareholders.

     IF YOU WANT TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

                                                 COMPANY NUMBER:
                                                 PROXY NUMBER:
                                                 ACCOUNT NUMBER:

Signature ___________________ Signature _____________________ Date:_____________

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                VOTE BY INTERNET
                        QUICK * * * EASY * * * IMMEDIATE

                                  eBenX, Inc.

*    You can now vote your shares electronically through the Internet.
*    This eliminates the need to return the proxy card.
* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.


          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY
          -----------------------------------------------------------